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                           STOCK PURCHASE AGREEMENT
                           ------------------------

     Stock Purchase Agreement (this "Agreement"), dated as of March 12, 1998, between The Great Universal Stores P.L.C., a corporation incorporated under the laws of England ("Parent"), and Metromail Corporation, a Delaware corporation (the "Company").

     WHEREAS, concurrently herewith, Parent and an indirect wholly owned subsidiary of Parent ("Purchaser") are entering into an agreement and plan of merger with the Company, dated as of March 12, 1998 (the "Merger Agreement"), pursuant to which Purchaser has agreed to make a cash tender offer (the "Offer") for, among other things, all outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), at $31.50 per share (or any higher price paid in the Offer, the "Offer Price"), net to the seller in cash, to be followed by a merger of Purchaser with and into the Company (the "Merger"); and

     WHEREAS, concurrently herewith, Parent and R.R. Donnelley & Sons Company (the "Stockholder") are entering into a Stock Purchase Agreement (the "Stockholder Purchase Agreement"), pursuant to which Parent will purchase 8,600,000 shares of Common Stock (the "Stockholder Shares") from the Stockholder in accordance with the terms and conditions set forth therein; and

     WHEREAS, concurrently herewith, Parent and each of Barton L. Faber, Thomas
J. Quarles and Ronald G. Eidell (collectively, the "Management Group") are entering into Stock Purchase Agreements (the "Management Purchase Agreements"), pursuant to which Parent will purchase the Shares and the Option Shares (each as defined in the Management Purchase Agreements) (collectively, the "Management Shares") from each member of the Management Group in accordance with the terms and conditions set forth therein; and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Company agree, and in order to induce Parent to enter into the Merger Agreement, the Company has agreed, to sell to Parent authorized but unissued Shares (as defined herein) in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Purchase and Sale of Shares.

          1.1. Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, on (and assuming the occurrence of) the Closing Date (as defined herein), Parent shall purchase from the Company, and the Company shall issue and sell to Parent, that number of shares of Common Stock, if any (the "Shares"), equal to the number of shares of Common Stock that when added to the
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     sum of (a) the number of shares of Common Stock accepted by Purchaser and its affiliates for purchase pursuant to the terms of the Offer, (b) the number of Stockholder Shares, if any, purchased by Parent from the Stockholder pursuant to the Stockholder Purchase Agreement simultaneously with the acceptance of shares of Common Stock by Parent and its affiliates for payment pursuant to the Offer and (c) the number of Management Shares, if any, purchased by Parent from the Management Group pursuant to the Management Purchase Agreements simultaneously with the acceptance of shares of Common Stock by Parent and its affiliates for payment pursuant to the Offer, shall constitute 51% of the outstanding shares of Common Stock on a fully diluted basis giving effect to the issuance of the Shares, at a per share purchase price equal to the Offer Price (the "Purchase Price").

          1.2. Conditions to Closing. The obligations of the parties to consummate the transactions contemplated by Section 1.1 hereof are subject to the following conditions: (a) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to the issuance and delivery of the Shares shall have expired or been terminated; and (b) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the issuance and delivery of the Shares. Parent and the Company shall each promptly after the date hereof make such filings and provide such information as may be required under the HSR Act with respect to the sale of the Shares.

          1.3. Closing. Subject to the conditions contained in this Agreement, the closing of the transactions contemplated by Section 1.1 hereof (the "Closing") shall occur at a site designated by Parent simultaneously with the acceptance by Purchaser of the shares of Common Stock validly tendered and not withdrawn pursuant to the terms of the Offer in accordance with the terms and conditions of the Offer and the Merger Agreement (the "Closing Date"). At the Closing and subject to the conditions contained in this Agreement, Parent hereby directs the Company to deliver to Purchaser a certificate or certificates evidencing the number of Shares to be purchased, each such certificate being duly executed by the Company and registered in the name of Purchaser, and Parent will purchase the delivered Shares at a purchase price equal to the Offer Price. All payments made by Parent to the Company pursuant to this Section 1.3 shall be made by wire transfer of immediately available funds to an account designated by the Company or by certified bank check payable to the Company, in an amount equal to the sum of the product of (i) the Offer Price and (ii) the total number of shares of Common Stock delivered at the Closing.

          1.4. Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an


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     extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Parent's rights and privileges under this Agreement, the number and kind of the Shares and the consideration payable in respect of the Shares shall be appropriately and equitably adjusted to restore to Parent its rights and privileges under this Agreement.

          1.5. Vesting of Options. The Company hereby covenants and agrees to accelerate the vesting of all of the Options (as defined in the Management Purchase Agreements) and restricted Common Stock to be sold by the Management Group to Parent pursuant to the terms of the Management Purchase Agreements (the "Restricted Stock") prior to the earlier of (i) if so requested by Purchaser pursuant to the Management Purchase Agreements, the timely tender and sale by Executive of all of the Option Shares pursuant to the Offer and (ii) the closing of the transactions contemplated by the Management Purchase Agreements. The Company hereby represents and warrants to Parent that any acceleration of the vesting of the Options (as defined in the Management Purchase Agreements) and the Restricted Stock has been duly and validly authorized by all necessary corporate action on the part of the Company.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

          2.1. Shares. The Company has taken all necessary corporate action to authorize and reserve the Shares for issuance and will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued as a result of Section 1.4 hereof. The Shares (or such other securities) to be issued, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all security interests, liens, claims, pledges, options, preemptive rights, rights of first refusal, agreements, limitations on the Company's voting rights, charges and other encumbrances of any nature whatsoever. Upon the delivery to Parent by the Company of a certificate or certificates evidencing the Shares, Parent will receive good, valid and marketable title to the Shares.

          2.2. Brokers. Except for Lehman Brothers Inc., whose fees will be paid by the Company and a true and correct copy of whose engagement letter has been provided to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.


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     3.   Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

          3.1. Authority Relative to This Agreement. Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          3.2. No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not,
     (a) except for any filings required under the HSR Act and for requirements of federal and state securities laws, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) conflict with or violate the certificate of incorporation or bylaws of Parent, (c) conflict with, violate or result in any breach of or constitute a default under (or an event which with notice or lapse of time or both would become a default under) any agreement, judgment, injunction, order, law, rule, regulation, decree or arrangement applicable to Parent or by which any property or asset of Parent is bound or affected, other than, in the case of clause (c), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

          3.3. Brokers. Except for Bear Stearns & Co. Inc., whose fees will be paid by Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

          3.4. Investment Intent. Parent hereby represents that any securities it purchases pursuant to this Agreement are being purchased for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof.

     4. Termination. This Agreement shall terminate automatically in the event that the Merger Agreement is terminated in accordance with the terms and conditions thereof.


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     5.   Miscellaneous.

          5.1. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          5.2. Further Assurances. The Company and Parent shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          5.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          5.4. Entire Agreement. This Agreement constitutes the entire agreement between Parent and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent and the Company with respect to the subject matter hereof.

          5.5. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          5.6. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          5.7. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may
     (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          5.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not


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     affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          5.9. Notices. Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.9):

                         if to Parent:
                              The Great Universal Stores P.L.C.
                              c/o Experian Corporation
                              505 City Parkway West
                              Orange, California  92868
                              Attention:    Thomas Gasparini
                              Facsimile:    (714) 938-2513
                              Telephone:    (714) 385-8296


                         with a copy to:

                              Sonnenschein Nath & Rosenthal
                              8000 Sears Tower
                              Chicago, Illinois  60606
                              Attention:  Donald G. Lubin, Esq.
                              Facsimile:  (312) 876-7934
                              Telephone:  (312) 876-8000


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                         if to the Company:

                              Metromail Corporation
                              360 East 22nd Street
                              Lombard, Illinois  60148
                              Attention:    Thomas J. Quarles
                                            Senior Vice President and
                                            General Counsel
                              Facsimile:    (630) 620-2997
                              Telephone:    (630) 620-3300

                         with a copy to:

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois  60601
                              Attention:  Carter W. Emerson, Esq.
                              Facsimile:  (312) 861-2200
                              Telephone:  (312) 861-2000

          5.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in Delaware without regard to any principles of choice of law or conflicts of law of such State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in Delaware. Each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          5.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered


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     shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                              THE GREAT UNIVERSAL STORES P.L.C.


                              By: /s/ Thomas Gasparini
                                  ----------------------------------
                                 Name:
                                 Title:


                              METROMAIL CORPORATION


                              By: /s/ Barton L. Faber
                                  ----------------------------------
                                 Name:  Barton L. Faber
                                 Title: Chairman, President and Chief
                                        Executive Officer


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